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                                                                      Exhibit 21

                 SUBSIDIARIES OF OGLEBAY NORTON HOLDING COMPANY


      Name of Subsidiary                           State of Incorporation
      ------------------                           ----------------------

      ONCO Investment Company                               Ohio

      Oglebay Norton Merger Company                         Delaware